Exhibit 99.1

Strategic Education, Inc. Reports First Quarter 2019 Results; Strong Performance at Both Strayer University and Capella University; Merger Integration and Synergies on Track

HERNDON, Va.--(BUSINESS WIRE)--May 1, 2019--Strategic Education, Inc. (SEI) (NASDAQ: STRA) today announced financial results for the period ended March 31, 2019.

Karl McDonnell, Chief Executive Officer of SEI said, “Our strong first quarter results provide us with a solid foundation to build on for the balance of 2019. We are moving into the tenth month since we closed our merger with Capella Education Company, and are very pleased with progress of the merger integration and the organization’s continued ability to execute. We remain focused on delivering academic success and long-term economic mobility for our students and alumni.”

STRATEGIC EDUCATION, INC. CONSOLIDATED RESULTS

[Note: Strategic Education, Inc.’s financial results for any periods ended prior to August 1, 2018 do not include the financial results of Capella Education Company and are therefore not directly comparable.]

Three Months Ended March 31

  Revenue increased 111.7% to $246.5 million compared to $116.5 million for the same period in 2018.
  Income from operations was $25.7 million compared to $11.3 million for the same period in 2018. Income from operations in 2019 includes $15.4 million of amortization expense related to assets acquired in the merger with Capella Education Company and $7.2 million in costs associated with the merger with Capella Education Company. Income from operations in 2018 included $5.3 million in costs associated with the merger with Capella Education Company. Adjusted income from operations, which is a non-GAAP financial measure and excludes the aforementioned expenses, was $48.3 million in 2019 compared to $16.7 million for the same period in 2018. The adjusted operating income margin was 19.6% compared to 14.3% for the same period in 2018. For more details on non-GAAP financial measures, refer to the information in the Non-GAAP Financial Measures section of this press release.
  Net income, which includes the adjustments described above, income from partnership interests, and certain discrete tax adjustments, was $11.5 million in 2019 compared to $9.5 million for the same period in 2018. Adjusted net income was $36.7 million compared to $13.9 million for the same period in 2018.
  Earnings before interest, taxes, depreciation, and amortization (EBITDA) was $51.7 million in 2019 compared to $16.4 million in 2018. Adjusted EBITDA was $61.0 million compared to $24.8 million for the same period in 2018.
  Diluted earnings per share was $0.52 compared to $0.84 for the same period in 2018. Adjusted diluted earnings per share increased to $1.66 from $1.23 for the same period in 2018. Diluted weighted average shares outstanding increased to 22,050,000 from 11,311,000 for the same period in 2018, due primarily to new shares issued to facilitate the merger with Capella Education Company.

Strayer University Segment Highlights

  The Strayer University segment is comprised of Strayer University, including its programs offered through the Jack Welch Management Institute.
  For the first quarter, student enrollment at Strayer University increased 11.5% to 51,479 compared to 46,184 for the same period in 2018. New student enrollment for the period increased 13.2% and continuing student enrollment for the period increased 11.1%.
  Revenue increased 11.1% to $128.1 million in the first quarter of 2019 compared to $115.3 million for the same period in 2018, driven primarily by higher first quarter enrollment.
  Income from operations increased to $25.0 million in the first quarter of 2019 from $18.0 million for the same period in 2018. The operating income margin was 19.5%, compared to 15.6% for the same period in 2018.
  During the first quarter of 2019, Strayer University opened new campuses in Mobile, Alabama and Fort Worth, Texas, and is planning to open four to six additional campuses through the balance of 2019.

Capella University Segment Highlights

  The Capella University segment consists solely of Capella University.
  For the first quarter, student enrollment at Capella University increased 2.9% to 39,271 compared to 38,181 for the same period in 2018. New student enrollment for the period increased 14.7% and continuing student enrollment for the period increased 0.7%.
  FlexPath continued to be a significant driver of new and total enrollment growth in the first quarter of 2019, and is now 30% of Capella University’s bachelor’s and master’s degrees total enrollment.
  Revenue was $114.7 million in the first quarter of 2019 and reflects higher enrollment and revenue-per-learner.
  Income from operations was $24.2 million in the first quarter of 2019, and the operating income margin was 21.1%.
  The Company is on track to open Capella University learner support centers, pending regulatory approval, in Atlanta, Georgia in the second quarter and Orlando, Florida in the third quarter.

Non-Degree Programs Segment Highlights

  The non-degree programs segment includes Hackbright Academy, DevMountain, The New York Code + Design Academy, and Sophia.
  For the first quarter, revenue increased to $3.8 million from $1.2 million for the same period in 2018, primarily due to the inclusion of revenue from DevMountain, Hackbright Academy, and Sophia.
  Loss from operations was $0.8 million in the first quarter of 2019 compared to a loss of $1.3 million in the same period in 2018.

BALANCE SHEET AND CASH FLOW

At March 31, 2019, Strategic Education, Inc. had cash, cash equivalents, and marketable securities of $420.7 million, and no debt. For the first three months of 2019, cash provided by operations was $58.7 million compared to $17.0 million for the same period in 2018. Capital expenditures for the first three months of 2019 were $8.8 million compared to $4.2 million for the same period in 2018. Capital expenditures for 2019 are expected to be between $40 million and $45 million.

For the first quarter of 2019, consolidated bad debt expense as a percentage of revenue was 5.0%, compared to 5.5% for the same period in 2018.

COMMON STOCK CASH DIVIDEND

SEI announced today that it declared a regular, quarterly cash dividend of $0.50 per share of common stock. This dividend will be paid on June 10, 2019 to shareholders of record as of May 28, 2019.

CONFERENCE CALL WITH MANAGEMENT

SEI will host a conference call to discuss its first quarter 2019 earnings results at 9:00 a.m. (ET) today. To participate in the live call, investors should dial (877) 303-9047 ten minutes prior to the start time. In addition, the call will be available via webcast. To access the live webcast of the conference call, please go to www.strategiceducation.com in the Investor Relations section 15 minutes prior to the start time of the call to register. Following the call, the webcast will be archived and available at www.strategiceducation.com in the Investor Relations section.

About SEI

Strategic Education, Inc. (NASDAQ: STRA) (www.strategiceducation.com) is dedicated to enabling economic mobility with education. We serve working adult students through a range of educational opportunities that include: Strayer University and Capella University (separate institutions that are each regionally accredited), which collectively offer flexible and affordable associate, bachelor’s, master’s, and doctoral programs; a Top-25 Princeton Review-ranked online MBA program through the Jack Welch Management Institute at Strayer University; self-paced courses for college credit through Sophia; customized degrees for corporations through Degrees@Work; and non-degree web and mobile application development courses through DevMountain, Generation Code, Hackbright Academy, and The New York Code + Design Academy. These programs help our students prepare for success in today’s jobs and find a path to bettering their lives.

Forward-Looking Statements

This communication contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by the use of words such as “expect,” “estimate,” “assume,” “believe,” “anticipate,” “may,” “will,” “forecast,” “outlook,” “plan,” “project,” “potential” and other similar words, and include all statements that are not historical facts, including with respect to, among other things, the future financial performance of SEI; SEI’s plans, strategies and prospects; and future events and expectations. The statements are based on SEI’s current expectations and are subject to a number of assumptions, uncertainties and risks, including but not limited to:

  SEI’s continued compliance with Title IV of the Higher Education Act, and the regulations thereunder, as well as regional accreditation standards and state regulatory requirements;
  rulemaking by the Department of Education and increased focus by the U.S. Congress on for-profit education institutions;
  the pace of growth of student enrollment;
  competitive factors;
  risks associated with the opening of new campuses;
  risks associated with the offering of new educational programs and adapting to other changes;
  risks associated with the acquisition of existing educational institutions;
  risks relating to the timing of regulatory approvals;
  SEI’s ability to implement its growth strategy;
  the risk that the benefits of the merger with Capella Education Company, including expected synergies, may not be fully realized or may take longer to realize than expected;
  the risk that the combined company may experience difficulty integrating employees or operations;
  risks associated with the ability of SEI’s students to finance their education in a timely manner;
  general economic and market conditions; and
  additional factors described in SEI’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Many of these risks, uncertainties and assumptions are beyond SEI’s ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, these forward-looking statements speak only as of the information currently available to SEI on the date they are made, and SEI undertakes no obligation to update or revise forward-looking statements, except as required by law. Actual results may differ materially from those projected in the forward-looking statements.

STRATEGIC EDUCATION, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	For the three months ended March 31,
	2018	2019
Revenues	$116,469	$246,508
Costs and expenses:
Instructional and support costs	68,452	134,050
General and administration	31,342	64,139
Amortization of intangible assets	—	15,417
Merger and integration costs	5,347	7,179
Total costs and expenses	105,141	220,785
Income from operations	11,328	25,723
Other income	289	3,327
Income before income taxes	11,617	29,050
Provision for income taxes	2,150	17,550
Net income	$9,467	$11,500
Earnings per share:
Basic	$0.88	$0.53
Diluted	$0.84	$0.52
Weighted average shares outstanding:
Basic	10,745	21,499
Diluted	11,311	22,050
Cash dividend declared per share	$0.25	$0.50

STRATEGIC EDUCATION, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 31, 2018	March 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$311,732	$352,387
Marketable securities, current	37,121	36,486
Tuition receivable, net	55,694	50,842
Other current assets	15,814	16,874
Total current assets	420,361	456,589
Property and equipment, net	122,677	119,040
Right-of-use lease assets	—	101,533
Marketable securities, non-current	37,678	31,866
Intangible assets, net	328,344	314,511
Goodwill	732,540	732,799
Other assets	19,429	19,052
Total assets	$1,661,029	$1,775,390

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$85,979	$80,085
Income taxes payable	419	6,144
Contract liabilities	38,733	40,826
Lease liabilities, current	—	26,462
Total current liabilities	125,131	153,517
Deferred income tax liabilities	59,358	70,298
Lease liabilities, non-current	—	90,501
Other long-term liabilities	51,316	37,636
Total liabilities	235,805	351,952
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $0.01; 32,000,000 shares authorized; 21,743,498 and 21,923,800 shares issued and outstanding at December 31, 2018 and March 31, 2019, respectively	217	219
Additional paid-in capital	1,306,653	1,304,170
Accumulated other comprehensive income	32	266
Retained earnings	118,322	118,783
Total stockholders’ equity	1,425,224	1,423,438
Total liabilities and stockholders’ equity	$1,661,029	$1,775,390

STRATEGIC EDUCATION, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the three months ended March 31,
	2018	2019
Cash flows from operating activities:
Net income	$9,467	$11,500
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of deferred financing costs	66	83
Amortization of investment discount/premium	—	127
Depreciation and amortization	5,035	25,983
Deferred income taxes	(1,842)	10,834
Stock-based compensation	2,688	3,010
Changes in assets and liabilities:
Tuition receivable, net	(2,249)	4,847
Other current assets	931	(1,060)
Other assets	115	325
Accounts payable and accrued expenses	(867)	(3,537)
Income taxes payable and income taxes receivable	3,995	6,031
Contract liabilities	1,192	1,702
Other long-term liabilities	(1,482)	(1,187)
Net cash provided by operating activities	17,049	58,658

Cash flows from investing activities:
Purchases of property and equipment	(4,233)	(8,756)
Purchases of marketable securities	—	(6,249)
Maturities of marketable securities	—	12,910
Other investments	—	(374)
Net cash used in investing activities	(4,233)	(2,469)

Cash flows from financing activities:
Common dividends paid	(2,889)	(11,091)
Taxes paid for stock awards	—	(4,443)
Net cash used in financing activities	(2,889)	(15,534)
Net increase in cash, cash equivalents, and restricted cash	9,927	40,655
Cash, cash equivalents, and restricted cash — beginning of period	156,448	312,237
Cash, cash equivalents, and restricted cash — end of period	$166,375	$352,892
Noncash transactions:
Purchases of property and equipment included in accounts payable	$2,385	$634

STRATEGIC EDUCATION, INC.
UNAUDITED SEGMENT REPORTING
(in thousands)

	For the three months ended March 31,
	2018	2019
Revenues:
Strayer University	$115,271	$128,058
Capella University	—	114,698
Non-Degree Programs	1,198	3,752
Consolidated revenues	$116,469	$246,508
Income (loss) from operations:
Strayer University	$17,992	$24,973
Capella University	—	24,153
Non-Degree Programs	(1,317)	(807)
Amortization of intangible assets	—	(15,417)
Merger and integration costs	(5,347)	(7,179)
Consolidated income from operations	$11,328	$25,723

Non-GAAP Financial Measures

In our press release and schedules, and on the related conference call, we report certain financial measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America ("GAAP"). We discuss management's reasons for reporting these non-GAAP measures below, and the press release schedules that follow reconcile the most directly comparable GAAP measure to each non-GAAP measure that we reference. Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for income from operations, operating margin, net income, earnings per share or any other comparable financial measure prescribed by GAAP. In addition, we may calculate and/or present these non-GAAP financial measures differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Management uses certain non-GAAP measures to evaluate financial performance because those non-GAAP measures allow for period-over-period comparisons of its ongoing operations before the impact of certain items described below. These measures are Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Net Income, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), Adjusted EBITDA and Adjusted Diluted Earnings Per Share (EPS). We define Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Net Income, and Adjusted Diluted EPS to exclude (1) amortization expense related to intangible assets associated with the Company’s merger with Capella Education Company, (2) transaction and integration costs associated with the Company’s merger with Capella Education Company, (3) income recognized from the Company’s investments in partnership interests, and (4) discrete tax adjustments utilizing adjusted effective income tax rates of 18.1% and 27.5% for 2018 and 2019, respectively. We define EBITDA as net income before the provision for income taxes, other income, depreciation and amortization, and from this amount in arriving at Adjusted EBITDA we also exclude the amounts in (2) above, stock-based compensation expense, and adjustments to the value of purchase consideration related to the Company’s acquisition of The New York Code + Design Academy, Inc. These non-GAAP measures are reconciled to the most directly comparable GAAP measures in the sections that follow. Non-GAAP measures should not be viewed as substitutes for GAAP measures.

STRATEGIC EDUCATION, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED INCOME FROM OPERATIONS, ADJUSTED NET INCOME, AND ADJUSTED EPS
(in thousands, except per share data)

		For the Three Months Ended March 31, 2018
		Non-GAAP Adjustments
	As Reported (GAAP)	Amortization of Acquired Assets(1)	Merger and integration Costs(2)	Income from partnership interests(3)	Tax Adjustments (4)	As Adjusted (Non-GAAP)
Income from operations	$11,328	$—	$5,347	$—	$—	$16,675
Operating margin	9.7%					14.3%
Other income, net	289	—	—	—	—	289
Income before income taxes	11,617	—	5,347	—	—	16,964
Provision for income taxes	2,150	—	—	—	914	3,064
Net income	$9,467	$—	$5,347	$—	$(914)	$13,900
Earnings per share:
Basic	$0.88					$1.29
Diluted	$0.84					$1.23
Weighted average shares outstanding:
Basic	10,745					10,745
Diluted	11,311					11,311

		For the Three Months Ended March 31, 2019
		Non-GAAP Adjustments
	As Reported (GAAP)	Amortization of Acquired Assets(1)	Merger and integration Costs(2)	Income from partnership interests(3)	Tax Adjustments (4)	As Adjusted (Non-GAAP)
Income from operations	$25,723	$15,417	$7,179	$—	$—	$48,319
Operating margin	10.4%					19.6%
Other income, net	3,327	—	—	(1,023)	—	2,304
Income before income taxes	29,050	15,417	7,179	(1,023)	—	50,623
Provision for income taxes	17,550	—	—	—	(3,629)	13,921
Net income	$11,500	$15,417	$7,179	$(1,023)	$3,629	$36,702
Earnings per share:
Basic	$0.53					$1.71
Diluted	$0.52					$1.66
Weighted average shares outstanding:
Basic	21,499					21,499
Diluted	22,050					22,050

(1)	Reflects amortization expense related to intangible assets associated with the Company’s merger with Capella Education Company.
(2)	Reflects transaction and integration charges associated with the Company's merger with Capella Education Company.
(3)	Reflects income recognized from the Company's investments in partnership interests.
(4)	Reflects discrete tax adjustments related to stock-based compensation and other adjustments, utilizing an adjusted effective tax rate of 18.1% and 27.5% for 2018 and 2019, respectively.

STRATEGIC EDUCATION, INC.
UNAUDITED NON-GAAP SEGMENT REPORTING
(in thousands)
	For the Three Months Ended
	March 31,
	2018	2019

Revenues:
Strayer University	$115,271	$128,058
Capella University	-	114,698
Non-Degree Programs	1,198	3,752
Consolidated revenues	$116,469	$246,508

Income (loss) from operations:
Strayer University	$17,992	$24,973
Capella University	-	24,153
Non-Degree Programs	(1,317)	(807)
Amortization of intangible assets	-	(15,417)
Merger and integration costs	(5,347)	(7,179)
Consolidated income from operations	11,328	25,723

Adjustments to consolidated income from operations:
Amortization of intangible assets	-	15,417
Merger and integration costs	5,347	7,179
Total adjustments to consolidated income from operations	5,347	22,596

Adjusted income from operations by segment:
Strayer University	17,992	24,973
Capella University	-	24,153
Non-Degree Programs	(1,317)	(807)
Total adjusted income from operations by segment	$16,675	$48,319

STRATEGIC EDUCATION, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA
(in thousands)

	For the three months ended March 31,
	2018	2019
Net income	$9,467	$11,500
Provision for income taxes	2,150	17,550
Other income	(289)	(3,327)
Depreciation and amortization	5,035	25,983
EBITDA (1)	16,363	51,706
Stock-based compensation	2,688	2,530
Merger and integration costs (2)	5,347	6,781
Fair value adjustments (3)	381	—
Adjusted EBITDA (1)	$24,779	$61,017

(1)	Denotes non-GAAP financial measures. Please see the information in the Non-GAAP Financial Measures section of this press release for more detail regarding these adjustments and management’s reasons for providing this information.
(2)	Reflects transaction and integration charges associated with the Company's merger with Capella Education Company. Excludes $0.4 million of depreciation and amortization expense and includes $0.5 million of stock-based compensation expense for the three months ended March 31, 2019.
(3)	Reflects adjustments to the value of purchase consideration related to the Company’s acquisition of The New York Code + Design Academy, Inc. for the three months ended March 31, 2018.

CONTACT:
Terese Wilke
Manager, Investor Relations
Strategic Education, Inc.
(612) 977-6331
terese.wilke@strategiced.com